UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.
INDEX

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Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07. Submission of Matters to a Vote of Security Holders

(d)       On May 3, 2019, Peoples Bancorp of North Carolina, Inc. (the “Company”) filed a current report on Form 8-K reporting the results of its Annual Shareholders Meeting held on May 2, 2019. On May 16, 2019, the Company’s Compensation Committee and Board of Directors approved the shareholders’ recommendation that the frequency in which shareholders approve the compensation of the Company’s named executive officers be once every three years. This Form 8-K/A is being filed to disclose the Company’s Compensation Committee’s and Board of Directors’ decision in light of a vote on how frequently the Company will include a shareholder vote on the compensation of its named executive officers in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 20, 2019	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

4